Exhibit 99.1

SCHEDULE I

Schedule I of the Schedule 13D is hereby amended in its entirety as follows:

Corporate Structure

XL Bermuda Ltd is a wholly owned subsidiary of XL Group Ltd, which is a wholly owned subsidiary of AXA S.A.

XLGI Ltd is a wholly owned subsidiary of Greenwich Insurance Company, which is a wholly owned subsidiary of X.L. America, Inc.

X.L. America, Inc. is a wholly owned subsidiary of XL Financial Holdings (Ireland) Limited, which is a wholly owned subsidiary of XL Bermuda.

Principal Places of Business

AXA S.A. is organized in France with its principal place of business located at 25 avenue Matignon, 75008 Paris, France.

XL Group Ltd is incorporated in Bermuda with its principal place of business located at O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda.

XL Bermuda is incorporated in Bermuda with its principal place of business located at O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda.

XL Financial Holdings (Ireland) Limited is organized in Ireland with its principal place of business located at Wolfe Tone House, Wolfe Tone Street, Dublin 1, D01 HP90, Ireland.

X.L. America, Inc. is organized in Delaware with its principal place of business located at Seaview House, 677 Washington Blvd, Stamford, CT 06901.

Greenwich Insurance Company is organized in Delaware with its principal place of business located at 677 Washington Blvd, Stamford, CT 06901.

XLGI Ltd is incorporated in Bermuda with its principal place of business located at O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda.

Executive Officers and Directors

Set forth below is the name, business address, and present principal occupation of each of the executive officers and directors of each of the Reporting Persons. Except as otherwise indicated, each such person is a citizen of the United States.

AXA S.A.

Directors

Name	Present Business Address	Present Principal Occupation
Antoine Gosset-Grainville (citizen of France)	25 avenue Matignon, 75008 Paris, France	Chairman of the Board of Directors of AXA
Thomas Buberl (citizen of France, Germany and Switzerland)	25 avenue Matignon, 75008 Paris, France	Chief Executive Officer of AXA
Martine Bievre (citizen of France)	25 avenue Matignon, 75008 Paris, France	Director representing the employees
Helen Browne (citizen of Ireland)	25 avenue Matignon, 75008 Paris, France	Director, employee shareholders' representative
Philomena Colatrella (citizen of Switzerland and Italy)	25 avenue Matignon, 75008 Paris, France	Independent Director of AXA
Bettina Cramm (citizen of Germany)	25 avenue Matignon, 75008 Paris, France	Director representing the employees
Clotilde Delbos (citizen of France)	25 avenue Matignon, 75008 Paris, France	Independent Director of AXA
Guillaume Faury (citizen of France)	25 avenue Matignon, 75008 Paris, France	Independent Director of AXA
Ramon Fernandez (citizen of France)	25 avenue Matignon, 75008 Paris, France	Independent Director of AXA
Gerald Harlin (citizen of France)	25 avenue Matignon, 75008 Paris, France	Director of AXA
Angelien Kemna (citizen of the Netherlands)	25 avenue Matignon, 75008 Paris, France	Independent Director of AXA
Rachel Picard (citizen of France)	25 avenue Matignon, 75008 Paris, France	Independent Director of AXA
Ewout Steenbergen (citizen of the Netherlands)	25 avenue Matignon, 75008 Paris, France	Independent Director of AXA
Marie-France Tschudin (citizen of Switzerland)	25 avenue Matignon, 75008 Paris, France	Independent Director of AXA

Executive Officers Not Otherwise Listed Above

Name	Present Business Address	Present Principal Occupation
George Stansfield	25 avenue Matignon, 75008 Paris, France	Deputy Chief Executive Officer and Group General Secretary
Guillaume Borie (citizen of France)	25 avenue Matignon, 75008 Paris, France	Global Head of Finance, Strategy, Underwriting, Risk and Technology
Matthieu Caillat (citizen of France)	25 avenue Matignon, 75008 Paris, France	Group Chief Technology & AI Officer
Patrick Cohen (citizen of France)	25 avenue Matignon, 75008 Paris, France	Chief Executive Officer of European Markets & Health
Ulrike Decoene (citizen of Belgium and Germany)	25 avenue Matignon, 75008 Paris, France	Group Chief Communications, Brand and Sustainability Officer
Hassan El-Shabrawishi (citizen of Egypt)	25 avenue Matignon, 75008 Paris, France	Chief Executive Officer of International Markets
Francoise Gilles (citizen of Belgium)	25 avenue Matignon, 75008 Paris, France	Group Chief Risk Officer
Scott Gunter (citizen of Canada)	25 avenue Matignon, 75008 Paris, France	Chief Executive Officer of AXA XL
Alban de Mailly Nesle (citizen of France)	25 avenue Matignon, 75008 Paris, France	Group Chief Financial Officer
Karima Silvent (citizen of France)	25 avenue Matignon, 75008 Paris, France	Deputy General Secretary in charge of Human Resources, Compliance, Audit, AXA EssentiALL and GIE AXA
Anu Venkataraman	25 avenue Matignon, 75008 Paris, France	Group Chief Strategy Officer and Head of Investor Relations

XLGI Ltd

Directors

Name	Present Business Address	Present Principal Occupation
Donal Moynihan (citizen of Ireland)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Director
Victoria Creighton (citizen of Bermuda and United Kingdom)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Director
Carla Whitehurst (citizen of Bermuda)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Secretary
Amit Agrawal	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Chief Investment Officer

Executive Officers Not Otherwise Listed Above

None

XL Bermuda

Directors

Name	Present Business Address	Present Principal Occupation
Charles Scott Gunter (citizen of Canada)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Director and Chairman
Helen Gillis (citizen of Canada)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Director
Jacques de Peretti (citizen of France)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Director
William Pollett (citizen of the United Kingdom and British Overseas Territories)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Director
Rainer Schoellhammer (citizen of Austria)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Director

Executive Officers Not Otherwise Listed Above

Name	Present Business Address	Present Principal Occupation
Noel Pearman (citizen of Bermuda)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Chief Underwriting Officer, Bermuda and President (Chair)
Mark Twite (citizen of Bermuda and the United Kingdom)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Senior Vice President
Collin Dill (citizen of Bermuda)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Head of Finance, Bermuda Insurance, Chief Accounting & Capital Officer
Simon Argent (citizen of Canada and the United Kingdom)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Chief Risk Officer, Bermuda
Leila Madeiros (citizen of Bermuda)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Head of Compliance and Regulatory Affairs Bermuda, and Money Laundering Reporting Officer
Carla Whitehurst (citizen of Bermuda)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Head of Legal, Bermuda and Secretary
Joseph Tedesco	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Head of Tax
Patrice Fray (citizen of Bermuda)	O'Hara House, One Bermudiana Road, Hamilton HM 08, Bermuda	Executive Committee